EXHIBIT 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-9970, 33-32166 and 33-50278) and Form S-3 (No. 33-49356) of Pier 1 Imports, Inc. of our report dated April 7, 1995, except for Notes 2, 8 and 17, as to which the date is February 29, 1996, in
Item 8 of this Form 10-K/A.


/s/Price Waterhouse LLP

PRICE WATERHOUSE LLP

Fort Worth, Texas
February 29, 1996